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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made part of the registration statement on Form S-3 under the Securities Act of 1933, as amended, which Ostex International, Inc. (the "Company") is filing with the Securities and Exchange Commission for the resale of up to 100,000 shares of common stock of the Company, $.01 par value per share.

                                                 Arthur Andersen LLP

Seattle, Washington
April 13, 2000


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